Exhibit 23

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-20181, 33-35182, 2-90595, 33-23899, 33-58305, 33-44477, 33-65024, 33-65177, 333-10419, 333-28257, 333-42469, 33-45822, 33-63297, 333-49229, 333-81794) and Form S-3 No. 33-43574 of our report dated May 13, 2003 relating to the consolidated financial statements of PowderJect Pharmaceuticals plc, which appears in this Form 8-K/A.

/s/ PricewaterhouseCoopers LLP
London, UK
September 22, 2003